Exhibit 99.1

FlexShopper, Inc. Receives Extension for Nasdaq Listing Compliance

BOCA RATON, Fla., May 21, 2019 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper” or the “Company”), a leading national online lease-to-own (“LTO”) retailer and omnichannel LTO payment solution provider, today announced that The Nasdaq Stock Market (“Nasdaq”) has determined that the Company is eligible for a 180-day grace period, or until November 18, 2019, to regain compliance with its Bid Price Rule.

As previously disclosed, the Company received notice from Nasdaq on November 21, 2018 stating that the bid price of the Company's common stock for the previous 30 consecutive trading days had closed below the minimum $1.00 per share price required for continued listing under Listing Rule 5550(a)(2) (the "Bid Price Rule"). Per Nasdaq rules, the Company was provided an initial 180 calendar days, or until May 20, 2019, to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days or by effecting, if necessary, a reverse stock split.

If the Company does not regain compliance with the Bid Price Rule by November 18, 2019, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal Nasdaq's delisting determination to a Nasdaq Hearings Panel, or the Panel. The Company's common stock would remain listed pending the Panel's decision. There can be no assurance that, if the Company does appeal such a delisting determination by Nasdaq to the Panel, that such appeal would be successful.

This current notification from Nasdaq has no immediate effect on the listing or trading of the Company's common stock, which will continue to trade on the Nasdaq Capital Market under the symbol “FPAY”.

About FlexShopper

FlexShopper, Inc. (FPAY) is a leading omnichannel provider of lease-purchase solutions for non-prime consumers and for retailers.  For shoppers, a simple application completed online or in store provides immediate purchasing power to non-prime consumers.  For retailers, we provide an attractive alternative to their non-prime retail customers, which helps them “save the sale” and increase their business.  Our unique, proprietary technology platform serves both B2C and B2B channels. FlexShopper’s largest direct to consumer channel is its LTO marketplace (www.flexshopper.com), which features over 150,000 items drop-shipped by some of the nation’s largest retailers. The Company’s B2B channels include its mobile LTO point-of-sale technology and its LTO payment option on retailers’ ecommerce sites. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and pays its retail partners for the goods.

Forward-Looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include statements we make regarding regaining compliance with the Bid Price Rule. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in FlexShopper's filings with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.